UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300
Houston, Texas		77077-4760
(Address of principal executive offices)		(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of RigNet, Inc. (the Company”), was held on May 9, 2014. The proposals submitted to the stockholders are described in detail in the Company’s proxy statement for the Annual Meeting, which was filed with the SEC on March 26, 2014. At the Annual Meeting, the stockholders of the Company:

Item 1 Elected all nine director nominees to the Company’s Board of Directors to serve until the 2015 Annual Meeting of Stockholders or until their respective successors have been elected:

Nominee	For	Withheld	Broker Non-Votes
James Browning	15,025,287	86,536	760,645
Mattia Caprioli	15,026,568	85,255	760,645
Charles Davis	15,059,704	52,119	760,645
Ditlef de Vibe	15,059,721	52,102	760,645
Kevin Mulloy	15,025,179	86,644	760,645
Kevin O’Hara	15,059,746	52,077	760,645
Keith Olsen	15,059,554	52,269	760,645
Mark Slaughter	15,059,721	52,102	760,645
Brent Whittington	15,025,329	86,494	760,645

Item 2 Ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Withheld/Abstain	Broker Non-Votes
15,731,488	139,970	1,010	0

Item 3 Approved, as an advisory vote, the compensation of named executive officers:

For	Against	Withheld/ Abstain	Broker Non-Votes
15,091,529	16,663	3,631	760,645

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: May 9, 2014.